Exhibit 10.10

Dated : January 9, 2023

OUI GLOBAL

CONVERTIBLE NOTE INSTRUMENT

constituting USD500,000 of convertible notes issued by

OUI Global

THIS INSTRUMENT by way of deed poll is dated	2023

GIVEN BY:

OUI GLOBAL, a company incorporated in the Cayman Islands with limited liability whose registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Company”).

IN FAVOUR OF:

NOTEHOLDERS (as defined herein).

INTRODUCTION:

The Company has agreed to issue USD500,000 of convertible notes on the terms provided for in this Instrument.

IT IS AGREED THAT:

1.	INTERPRETATION

1.1	In this Instrument, the words and expressions set out below shall have the meanings attributed to them below unless the context otherwise requires:

“Agreement”	the subscription agreement between the Company and others dated January [*], 2023 relating to the creation of this Instrument and the supplemental subscription agreement between the Company and others entered on or about the same date as this Instrument;

“Auditor”	the auditors from time to time of the Company or if they are unable or unwilling to carry out any action requested of them under these Conditions, such other firm of accountants as may be nominated by the Company for the purpose;

“Business”	the businesses carried on by the Group during the 12 months preceding the date of this Instrument;

“Business Day”	a day (excluding Saturday or Sunday) on which banks in Hong Kong are open for business;

“Company”	OUI Global;

“Conditions”	the terms and conditions contained in this Instrument;

“Conversion Date”	the date on which the Company receives or is deemed to have received a duly completed and executed Conversion Notice from the Noteholder pursuant to Condition 7;

“Conversion Notice”	a conversion notice in the form attached as Schedule 1;

“Conversion Period”	the period from the date of issue of the Notes to and including the Maturity Date provided that if the Company fails to redeem the Notes on the due date in accordance with the terms hereof the period shall continue until redemption in full occurs;

“Conversion Price”	the price equivalent to 0.5 times the IPO Price;

“Conversion Rights”	the rights pursuant to Condition 6 attached to each Note to convert the principal amount or a part thereof into Shares;

“Conversion Shares”	the Shares to be issued by the Company pursuant to the Conditions, upon conversion of a Note;

“Directors”	the directors of the Company;

“Group”	the Company and its subsidiaries from time to time;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“IPO Price “	the offering price per Share for subscription upon listing of the Shares on the Stock Exchange;

“Listing”	the listing of the Shares on the Stock Exchange;

“Listing Rules”	the rules governing the listing of securities on the Stock Exchange;

“Maturity Date”	the first anniversary of the date of the Instrument;

“Note”	each convertible note issued pursuant to this Instrument which shall be in the principal amount stated on the certificate for such Note and, where the context so requires, the Notes;

“Notes”	at any time the remaining principal amounts of the series of Notes outstanding and unpaid;

“Noteholder(s)”	any person who is for the time being the holder of a Note;

“Record Date”	the date the relevant event occurs or, if the holders of Shares receive entitlements to participate in such event as at an earlier record date, such earlier record date;

“Redemption Notice”	a redemption notice in the form attached in Schedule 2;

“Shares”	the ordinary shares of USD0.0001 each in the share capital of the Company existing on the date of this Instrument and all other (if any) stock or shares from time to time and for the time being ranking pari passu therewith and all other (if any) shares or stock resulting from any sub-division, consolidation or re-classification thereof;

“Shareholders”	holders of Shares from time to time;

“Stock Exchange”	any internationally recognised stock exchange, including but not limited to the Nasdaq Stock Market or New York Stock Exchange;

“Subsidiary”	any subsidiary of the Company;

“Transfer Form”	a transfer form in the form attached as Schedule 3; and

“USD”	United States dollars, the lawful currency of the United States of America.

1.2	The expressions “Company”, “Noteholder” and “Noteholders” shall where the context permits include their respective successors and permitted assigns and any persons deriving title under them.

1.3	In this Instrument, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender or the neuter include both genders and the neuter. References to this Instrument shall be construed as references to this Instrument as amended or supplemented from time to time. Condition headings are inserted for reference only and shall be ignored in construing this Instrument.

1.4	References to “subsidiary” or “holding company” shall bear the meanings ascribed thereto in the Companies Ordinance (Chapter 622 Laws of Hong Kong).

2.	Maturity

Subject as provided herein, the outstanding principal amount of the Notes together with such additional amounts as may be payable under the Conditions shall, unless previously converted into Shares or repaid in accordance with these Conditions, be repaid subject to and in accordance with the terms of the Notes on the Maturity Date. The Notes may not be repaid or otherwise redeemed otherwise than in accordance with these Conditions.

3.	Status and Transfer

3.1	The obligations of the Company arising under the Notes constitute general, unsecured obligations of the Company and rank equally among themselves and pari passu with all other present and future unsecured and unsubordinated obligations of the Company except for obligations accorded preference by mandatory provisions of applicable law. No application will be made for a listing of the Notes.

3.2	The Notes are freely transferable subject to compliance with all applicable laws and regulations.

3.3	Any assignment or transfer of the Notes shall be in respect of the whole or any part (in multiples of USD10,000) of the outstanding principal amount of the Notes. Title to the Notes passes only upon the cancellation of the existing certificate and the issue of a new certificate in accordance with Condition 3.4. The Noteholder will (except as otherwise required by law) be treated as the absolute owner of the relevant Notes for all purposes (whether or not overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the certificates issued in respect of them) and no person will be liable for so treating the Noteholder.

3.4	A Note may be transferred by delivery to the Company of a duly executed Transfer Form together with the certificate(s) for the Note(s) being transferred. The Company shall, within 5 Business Days of receipt of such documents from the Noteholder, cancel the existing Note, issue a new Note and certificate in respect thereof under the seal of the Company in favour of the transferee or assignee as applicable and (if applicable) endorse the certificate of the transferor with the amount of the Note so transferred.

3.5	Any legal and other costs and expenses which may be incurred by the Company in connection with any transfer or assignment of the Notes or any request therefor shall be borne by the transferor.

3.6	The Company shall maintain and give a full and complete register of the Noteholders, the conversion, cancellation and destruction of the Notes, replacement Notes issued in substitution for any defaced, lost, stolen or destroyed Notes and of details and addresses of all Noteholders from time to time. The Company shall make available such register to any Noteholder for inspection at all reasonable times and will permit any Noteholder to copy the same.

3.7	Every Noteholder will be entitled to a Note Certificate in the form or substantially in the form of that shown in Schedule 4. All Note Certificates shall be issued under the common seal of the Company or under a facsimile seal adopted for that purpose. The Company shall comply with the provisions of the Note Certificates and the Conditions in all respects and the Notes shall be held subject to such provisions and Conditions which shall be binding upon the Company and the Noteholders and all persons claiming through or under them respectively.

3.8	The Company hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Instrument shall enure to each and every Noteholder. Save as expressly provided for in this Instrument, each Noteholder shall be entitled severally to enforce the said covenants, obligations and conditions, against the Company insofar as each such Noteholder’s Notes are concerned, without the need to join the allottee of any such Note or any intervening or other Noteholder in the proceedings for such enforcement.

4.	Interest

4.1	The Notes shall NOT bear any interest.

4.2	If the Company fails to pay any amount due under this Note on the due date the Company shall pay interest (both before and after judgment) on such outstanding amount at the rate of 12% per annum from the due date until the date the outstanding amount is paid in full.

5.	Payments

5.1	All payments by the Company hereunder shall be made in USD in immediately available funds free and clear of any withholdings or deductions for any present or future taxes, imposts, levies, duties or other charges. In the event that the Company is required to make any such deduction or withholding from any amount paid, the Company shall pay to the Noteholders such additional amount as shall be necessary so that the Noteholders continue to receive a net amount equal to the full amount which they would have received if such withholding or deduction had not been made.

5.2	All payments by the Company shall be made to the person shown on the register of Noteholders at 5:00 p.m. on the third business day prior to the date for payment and shall be made not later than 4:00 p.m. (Hong Kong time) on the due date, by remittance to such USD bank account in Hong Kong as each Noteholder may notify the Company from time to time or, if a Noteholder so requests, by cashiers order or other cleared funds. The Company shall not be liable to redeem any Note unless and until it has received the certificate for the Notes to be redeemed.

5.3	If the due date for payment of any amount in respect of a Note is not a Business Day, the Noteholder shall be entitled to payment on the next following Business Day in the same manner but shall not be entitled to be paid any interest in respect of any such delay.

6.	Conversion

6.1	Each Noteholder shall have the right, exercisable in the manner provided in Condition 7.1, to convert the whole or any part (in multiples of USD10,000) of the outstanding principal amount of a Note held by such Noteholder into such number of Shares as will be determined by dividing the principal amount of the Note to be converted by the Conversion Price in effect on the Conversion Date provided that if the Company shall fail to convert the relevant Notes and issue certificates for the Conversion Shares within 30 days of the Conversion Date, the Noteholder may, without prejudice to its rights to request redemption of the Notes, give notice to the Company that the number of Conversion Shares to be issued shall be twice the number determined in accordance with the foregoing provisions of this Condition.

6.2	No fraction of a Share shall be issued on conversion and in lieu thereof the Company shall pay an amount equal to such amount of the Note as is not converted.

6.3	Shares issued upon conversion shall rank pari passu in all respects with all other existing Shares outstanding at the Conversion Date and all Conversion Shares shall include rights to participate in all dividends and other distributions the record date of which falls on or after the Conversion Date.

6.4	All Notes which are converted in accordance with these Conditions will forthwith be cancelled and may not be reissued.

6.5	For the avoidance of doubt, save as expressly provided in these Conditions, no further moneys shall, in respect of a particular conversion of the Note, be payable by a Noteholder on exercise of its Conversion Rights and on issue of the Conversion Shares.

7.	Procedure for Conversion

7.1	The Conversion Rights pursuant to Condition 6.1 may, subject as provided herein, be exercised on any Business Day during the Conversion Period by the Noteholder delivering to the Company a duly executed Conversion Notice, together with the certificate(s) for the Note(s) being converted. Once delivered, a Conversion Notice shall be irrevocable (save where the Company defaults in its obligations to issue the Conversion Shares within the relevant period) and take effect immediately upon the Conversion Date. If a Conversion Notice is not duly completed or is inaccurate, the Company may reject the same and any intended conversion shall not be treated as taking effect until a duly completed and accurate Conversion Notice is received by the Company.

7.2	The Company shall be responsible for payment of all taxes and stamp duty, issue and registration duties (if any) levied in any applicable jurisdiction and Stock Exchange levies and charges (if any) arising on any conversion.

7.3	The Shares arising on conversion shall be allotted and issued by the Company, credited as fully paid, to the Noteholder or as it may direct within five Business Days after, but with effect from, the Conversion Date. Certificates for the Shares to which the Noteholder shall become entitled in consequence of such conversion shall be available for collection from the Company’s address specified in Condition 14 from the end of the five Business Day period.

8.	[ INTENTIONALLY LEFT BLANK]

9.	REDEMPTION

9.1	All Notes which have not been redeemed or converted in accordance with these Conditions by the Maturity Date will be automatically redeemed by the Company on the Maturity Date at a redemption amount equal to 100% of the principal amount of the Notes.

9.2	If any of the events (“Events of Default”) specified below occurs, the Company shall forthwith give notice thereof to the Noteholders and each Noteholder may give a Redemption Notice to the Company in respect of part or all of the Notes held by it, whereupon such Notes shall become immediately due and payable. The relevant Events of Default are:

(a)	a default is made for more than five days in the payment of any amount due in respect of the Notes when and as the same ought to be paid in accordance with these terms;

(b)	a breach is made of any of the Warranties (as defined in the Agreement);

(c)	a default is made by the Company in the performance or observance of any undertaking given by it under these terms (other than the covenant to pay the principal and interest in respect of the Note) and such default is incapable of remedy, or if capable of remedy is not remedied within seven days of service by any Noteholder on the Company of notice requiring such default to be remedied;

(d)	a resolution is passed or an order of a court of competent jurisdiction is made that the Company be wound up or dissolved otherwise than for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger or reconstruction the terms of which shall have previously been approved in writing by the holders of 75% or more of the Notes;

(e)	a resolution is passed or an order of a court of competent jurisdiction is made for the winding up or dissolution of any Subsidiary except (i) for the purposes of or pursuant to and followed by a consolidation or amalgamation with or merger into the Company or any other Subsidiary, (ii) for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger or reconstruction (other than as described in (i) above) the terms of which shall have previously been approved by the Noteholder or (iii) by way of a voluntary winding up or dissolution where there are surplus assets in such Subsidiary and such surplus assets attributable to the Company and/or any other Subsidiary are distributed to the Company and/or any such other Subsidiary;

(f)	an encumbrancer takes possession or a receiver is appointed over the whole or a material part of the assets or undertaking of the Company or any Subsidiary and such possession or appointment is not terminated within 60 days;

(g)	a distress, execution or seizure order before judgement is levied or enforced upon or sued out against the whole or a material part of the property of the Company or any Subsidiary (as the case may be) and is not discharged within 60 days thereof;

(h)	the Company or any Subsidiary is unable to pay its debts up to an aggregate amount of USD5,000 as and when they fall due or the Company or any Subsidiary shall initiate or consent to proceedings relating to itself under any applicable bankruptcy, reorganisation or insolvency law or make an assignment for the benefit of, or enter into any composition with, its creditors;

(i)	proceedings shall have been initiated against the Company or any Subsidiary under any applicable bankruptcy, reorganisation or insolvency law and such proceedings shall not have been discharged or stayed within a period of 60 days;

(j)	there is a material adverse change in the financial position or trading prospects of the Group as a whole;

(k)	any event occurs which has an analogous effect to any of the events referred to in paragraphs (a) to (j) above;

(l)	the Company ceases to be controlled by 胡歆先生

(m)	if the Shares are not listed on the Stock Exchange on the date 12 months after the issue of the Notes.

9.3	Redemption shall occur at the Company’s address stated in Condition 12, at which time and place, the registered holders of the Notes to be redeemed shall be bound to deliver to the Company the certificates for such Notes for cancellation, and thereupon the Company shall pay to (or to the order of) such holders the monies payable in respect of the redemption of such Notes, such payment being made through a bank if the Company shall think fit. If any certificates so delivered to the Company shall include any Notes not redeemed on the occasion for which it is so delivered, the Company shall at the holders’ risk issue, without charge, a balance certificate for such Notes.

9.4	The Company shall fully indemnify each Noteholder in respect of the liability of the Company hereunder upon the occurrence of an Event of Default and from and against any costs, expenses, liabilities and losses (including legal fees and costs) which such Noteholders would suffer or incur as a result of or in connection with enforcing repayment of the Notes and/or any obligation of the Company under the Notes.

10.	Protection of the NoteholderS

10.1	So long as any Notes are outstanding but no later than the date of Company’s listing on a Stock Exchange, unless with the prior written approval of the holders of at least 75% of the Notes:

(a)	the Company shall from time to time keep available for issue, free from pre-emptive rights, out of its authorised but unissued capital sufficient Shares to satisfy in full the Conversion Rights and the terms of any other securities for the time being in issue which are convertible into or have the right to subscribe for Shares;

(b)	the Company shall provide each Noteholder with copies of all notices and other information sent by the Company to its shareholders at the same time as it sends the same to its shareholders;

(c)	the Company shall ensure that all Shares issued upon conversion of the Notes will be duly and validly issued fully paid or credited fully paid and registered and rank pari passu with all other Shares then on issue;

(d)	the Company shall pay all fees, capital and stamp duties payable in any applicable jurisdiction, if any, in respect of the issue of Shares upon conversion of all or part of the Notes;

(e)	in the case of any consolidation, amalgamation or merger of the Company with any other corporation (other than a consolidation, amalgamation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company shall forthwith notify the Noteholders of such event and (so far as legally possible) cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case maybe, to execute a deed to ensure that the holders of the Notes then outstanding will have the right (during the period in which such Notes shall be convertible) to convert such Notes into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of such Note immediately prior to such consolidation, amalgamation, merger, sale or transfer; the provisions of this Condition 10.1(e) shall apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers;

(f)	the Company shall not issue any new Shares or other securities or options in respect thereof except where such Shares are issued at a price not less than 120% of the Conversion Price;

(g)	the Company shall comply with and procure the compliance of any conditions imposed by the Stock Exchange or by any other competent authority (in Hong Kong or elsewhere) for the listing of and permission to deal in the Shares issued or to be issued from time to time;

(h)	the Company shall not make any dividend, loan, payment or other distribution to its Shareholders;

(i)	the Company shall undertake to use its reasonable endeavours to procure a Listing as soon as practicable, and once procured to maintain such Listing, such Listing to include a listing of the Shares which will fall to be issued on the exercise of the Conversion Rights;

(j)	the Company shall not make any redemption of share capital, share premium account or capital redemption reserve involving any repayment to its Shareholder(s) either in cash or in specie;

(k)	the Company shall not in any way modify the rights attaching to the Shares or create or issue or permit to be in issue any other class of equity share capital carrying, any right to income or capital which is more favourable than the corresponding right attaching to the Shares or attach any special rights or privileges to any such other class of equity share capital provided that nothing, in this paragraph shall prevent any consolidation or sub-division of the Shares;

(l)	the Company shall have Shares of such par value so as to ensure that any conversion of the Notes for Shares would not constitute a subscription for the Shares at an amount less than the par value of the Shares;

(m)	the Company shall provide to each Noteholder:

(i)	quarterly consolidated financial and operating statements of the Group within 30 days of the end of each quarter (i.e. 31 March, 30 June, 30 September and 31 December), in a form and substance satisfactory to the Noteholders;

(ii)	quarterly and annual business reviews and annual business plan relating to the Group, in a timely manner and in a form and substance satisfactory to the Noteholders;

(iii)	consolidated unaudited annual management accounts of the Group within 30 days of the end of each financial year, in a form and substance satisfactory to the Noteholders; and

(iv)	annual audited consolidated accounts of the Group (such accounts to be audited by a PCAOB registered independent public accountants) within 90 days of the end of each financial year,

and the Company shall also provide to Noteholders the above information (on an unconsolidated basis) in respect of each Subsidiary;

(n)	the Company shall obtain and promptly renew (if appropriate) from time to time, all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under the Notes or which are required for the validity or enforceability of the Notes;

(o)	the net proceeds received by the Company for the issue of the Notes shall be used for working capital of the Company, in particular, settlement of listing fee of professional parties;

(p)	each member of the Group shall comply with all applicable laws;

(q)	no member of the Group shall enter into any transaction which is not entered into on an arm’s length basis upon normal commercial terms;

(r)	the Group shall not be engaged in any business activities other than the Business;

(s)	the Company shall procure that up to 2 persons nominated from time to time by the Noteholders by notice in writing to the Company shall be appointed as non-executive directors of the Company and any Subsidiary specified in such notice, any person so appointed may be similarly removed by notice in writing from the relevant Noteholder and shall in any event resign on Listing. Each director so appointed shall have the right to attend monthly management meetings of the Company;

(t)	the Company shall procure that no member of the Group shall undertake any of the following matters:

(i)	sell or otherwise dispose of or encumber or grant rights over any of its assets (including without limitation any intellectual property rights or shares in any member of the Group) otherwise than to another Group Company or in the ordinary course of business;

(ii)	change its existing business in a material way or enter into any material new business;

(iii)	effect any corporate reorganisation except for those relating to the listing of the Group on a Stock Exchange;

(iv)	increase the compensation of any of the five most highly compensated employees of the Group by more than 15% in a 12 month period;

(u)	the Company shall procure that at no times are any moneys owing by (or to) any member of the Group to (or by) any director or shareholder or any of their Associates of any member of the Group (except where such shareholder is another member of the Group);

(v)	the maximum number of Directors from time to time shall be 7 and shall at all times include majority of independent non-executive Directors; and

(w)	the Company shall procure that the Auditor are at all times a PCAOB registered accounting firm in the United States.

11.	Replacement Note

If this certificate for the Note is lost or mutilated the Noteholder shall forthwith notify the Company and a replacement certificate for the Note shall be issued if the Noteholder provides the Company with:

(a)	the mutilated certificate for the Note;

(b)	a declaration by the Noteholder or its officer that the Note had been lost or mutilated (as the case may be) or other evidence that the certificate for the Note had been lost or mutilated; and

(c)	an appropriate indemnity in such form and content as the Company may reasonably require.

Any certificate for the Note replaced in accordance with this Condition shall forthwith be cancelled. All reasonable administrative costs and expenses associated with the preparation, issue and delivery of a replacement certificate for the Note shall be borne by the Noteholder.

12.	Notices

Any notice required to be given under this Instrument shall be deemed duly served if served by hand delivery or by facsimile transmission to the addresses provided below. Any such notice shall be deemed to be served at the time when left at the address of the party to be served or, if served by facsimile transmission, when sent. In proving service it shall be sufficient, in the case of service by facsimile transmission, to prove that the transmission was confirmed as sent by the originating machine.

To a Noteholder - to its address as recorded in the register of Notes to be maintained by the Company.

To the Company:

Floor 13, No. 138 Lujiazui Silver City Road, Pudong New Area, Shanghai, China

Fax: 021-68828995

Attn: Tokuei Group, Mr. Hu (德远集团胡先生)

13.	Amendment

The terms and conditions of this Instrument may be amended by agreement in writing between the Company and Noteholders holding not less than 75% of the then outstanding Notes.

14.	Governing law and jurisdiction

16.1	The Notes are governed by and shall be construed in accordance with Hong Kong law and the parties submit to the jurisdiction of the Hong Kong Courts.

16.2	The Company irrevocably designates David Fong & Co. of Unit A, 12/F, China Overseas Building, 139 Hennessy Road, Wanchai, Hong Kong, as its agent in Hong Kong to accept and acknowledges on its behalf service of any and all process in any such suit, action or proceeding brought in Hong Kong, and the Company agrees and consents that any such service of process as specified above shall be taken and be deemed to be valid personal service upon the Company and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such services in Hong Kong and the Company waives all claims of error by reason of any such service.

SCHEDULE 1

CONVERSION NOTICE

The undersigned hereby irrevocably requires the Company to convert all of the Notes specified below into shares of OUI Global (the “Company”) in accordance with the Conditions and the terms below.

	Principal amount of the Note:	_______________________________________________________

Principal Amount of
	Note to be Converted:	_______________________________________________________

	Applicable Conversion Price:	_______________________________________________________
(to be confirmed by the Company)

	Name in which Shares to be registered:	_______________________________________________________

	Address of registered shareholder:	_______________________________________________________

Delivery Instructions:	Name:	_______________________________________________________
	Address:	_______________________________________________________
	Other:	_______________________________________________________

	Signature of Noteholder:	_______________________________________________________

	Name of Noteholder:	_______________________________________________________

	Address of Noteholder:	_______________________________________________________

Note:	The Conversion Date shall be determined by the Company.

Defined terms used in this Notice have the same meaning as given to them in the Note Instrument issued by OUI Global dated [ ].

SCHEDULE 2

REDEMPTION NOTICE

The undersigned hereby irrevocably requires the Company to redeem all of the Notes specified, of OUI Global (the “Company”) in accordance with the Conditions and the terms below.

Principal amount of the Note:

Principal Amount of
Note to be Redeemed:

Reason for Redemption:	_____________________________________________________

Signature of Noteholder:

Name of Noteholder:
Address of Noteholder:
Payment Instructions:

Note:	Defined terms used in this Notice have the same meaning as given to them in the Note Instrument issued by OUI Global dated [ ].

SCHEDULE 3

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

………………………………………………………………………………………………….

………………………………………………………………………………………………….

(PLEASE PRINT OR TYPE NAME AND ADDRESS OF TRANSFEREE)

USD………………….. principal amount of the Note in respect of which this Certificate is issued, and all rights in respect thereof and irrevocably request the Company to transfer the aforesaid principal amount (together with all interest accrued thereon) of the Note on the Company’s books maintained in respect thereof.

All payments in respect of the principal amount of the Note transferred are to be made ( unless otherwise instructed by the transferee) to the following account:

For the account of:	________________________________________________

Name of bank:	________________________________________________

USD account number:	________________________________________________

Dated:

SIGNED

Transferee’s authorised signature	Transferor’s authorised signature

Notes:

1.	A representative of the Noteholder should state the capacity in which he signs (e.g. executor).
2.	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatories supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Company may require.
3.	In the case of joint holders, all joint holders must sign this transfer form.
4.	The signatory to this transfer must correspond to the name as it appears on the face of the attached Note.

SCHEDULE 4

FORM OF NOTE CERTIFICATE

OUI Global

(Incorporated in the Cayman Islands with limited liability)

USD[      ] CONVERTIBLE NOTE

(forming part of a series of Notes in the aggregate principal amount of [      ] issued pursuant to the constitutional documents of OUI Global (the “Company”), the Instrument by the Company dated [         ] creating this Note (a copy of which is attached), a resolution of its shareholders passed on [       ] and a resolution of its Board of Directors passed on [                   ].)

THIS IS TO CERTIFY that the Company will pay to [        ] of [       ], being the holder (the “Noteholder”) of this Note, on the Maturity Date (or on such earlier date as such sum may become payable in accordance with the Conditions (as defined in the Instrument)) the principal sum stated above together with such premium and additional amounts as may be payable under the Conditions, in accordance with the Conditions. This Note is issued with the benefit of and subject to the Conditions which are binding on the Company and the Noteholder.

GIVEN under the Seal of the Company on [             ].

_______________________________________

Director

_______________________________________

Director

This Note cannot be transferred to bearer on delivery and is transferable only to the extent permitted by Condition 3 as set out in the Instrument. This Note must be delivered to the Secretary of the Company for cancellation and reissue of an appropriate certificate in the event of any such transfer.

(For endorsement in the event of partial conversion or assignment)

Date	Amount Converted	Amount transferred	Amount Outstanding

EXECUTION PAGE

EXECUTED AS A DEED and
THE COMMON SEAL of	)
OUI GLOBAL	)
was affixed in the presence of:	)